certification

Joseph Barrato, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer /Treasurer of Arrow ETF Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President         Principal Financial Officer/Treasurer

Arrow ETF Trust                                                Arrow ETF Trust

/s/ Joseph Barrato                              /s/ Sam Singh

Joseph Barrato                                   Sam Singh

Date: 10/9/15                                    Date: 10/9/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Arrow ETF Trust and will be retained by the Arrow ETF Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.